                                                                    EXHIBIT 32.1

                          SECTION 906 CEO CERTIFICATION

                Form of Certification Pursuant to Section 1350 of
                Chapter 63 of Title 18 of the United States Code

      I, John E. Elliott, II, the Chief Executive Officer of Arcadia Resources, Inc., certify that, to the best of my knowledge, (i) the Annual Report on Form 10-K for the period ended March 31, 2005 fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Arcadia Resources, Inc.


                                                 /s/ John E. Elliott, II
                                                 -------------------------------
                                                 Chairman and
                                                 Chief Executive Officer
Dated: June 29, 2005


         A signed original of this written statement required by Section 906 has been provided to Arcadia Resources, Inc. The statement will be retained by Arcadia Resources, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.